                                                             EXHIBIT 10(a)



                        DEFERRED COMPENSATION AGREEMENT

           THIS AGREEMENT made the 30th day of June, 1987, by and between SCIENTIFIC-ATLANTA, INC., a Georgia corporation (hereinafter referred to as the "Company"), and SIDNEY TOPOL, a citizen and resident of the State of Georgia (hereinafter referred to as "Topol");

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, Topol is now serving as Chairman of the Board of the Company, and has rendered and continues to render outstanding and valuable services to the Company in all such capacities;

           WHEREAS, the Company wishes to reward Topol for such services, to retain his full and undivided commitment to the interests of the Company both before and after his retirement as an active employee of the Company, and to fairly compensate him for such services and such commitment;

           WHEREAS, Topol and the Company initially entered into a deferred compensation agreement dated September 15, 1978 (effective as of July 1, 1977), which by its terms contemplated review every two years "to determine the extent to which the benefits [t]herein provided reflect Topol's current level of compensation. . . .," and which has heretofore been modified as contemplated, restated and superseded, in its entirety (said deferred compensation agreement as heretofore and hereby modified being called the "Prior Agreement"); and

           WHEREAS, the Prior Agreement has been again reviewed as contemplated therein, and the Company and Topol desire to further modify and restate the Prior Agreement, it being understood that the Prior Agreement in effect immediately prior to the execution and delivery hereof is hereby superseded in its entirety;

           NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant, agree and promise as follows:

ARTICLE I - DEFINITIONS
-----------------------

           1.1 Supplemental Retirement Income Base: The product of (i) 60% of
               -----------------------------------
(ii) the average annual earnings (base salary and annual bonus) for the highest three fiscal years out of the last ten years of Topol's employment multiplied by
(iii) the Early Retirement Factor, being:

                                    Early Retirement
                Age                      Factor
                ---                 ----------------
                65 and beyond            1.000
                64                        .967
                63                        .933
                62                        .900

           1.2  Beneficiary:  Topol's spouse as defined in Section 1.33 of the
                -----------
Company's Pension Plan.

           1.3  Board:  The Board of Directors of the Company.
                -----

           1.4  Company:  Scientific-Atlanta, Inc., and, where the context
                -------
permits, such term shall also include any successor by merger, consolidation or corporate reorganization, any parent or subsidiary corporation, and any subsidiary of any of them.

           1.5  Corporate Retirement Plan:  The Scientific-Atlanta, Inc.
                -------------------------
Retirement Plan (which term shall include any successor or replacement or additional plan providing retirement benefits) as the same may from time to time be amended, whether or not Topol is a participant in such plan.

           1.6  Corporate Retirement Plan Income:  Benefits payable under the
                --------------------------------
Corporate Retirement Plan in the event of Topol's Normal (including Deferred), Early or Disability Retirement will be calculated, solely for the purpose of determining amounts payable under this Agreement, on the assumption that Topol elects the life only income benefit option of the Corporate Retirement Plan.

           1.7  Death:  Topol's death from any cause at any time.
                -----

           1.8  Disability:  Any physical or mental disability of Topol
                ----------
resulting from illness, accident or other physical or mental incapacity which for a period of at least six (6) consecutive months has prevented Topol from engaging in and performing the duties assigned him by the Board. For purposes of this Agreement, Disability shall be deemed to have commenced as of the expiration of any such six-month period during which Topol has been so disabled. The Board shall determine the date on which Disability commences or terminates for the purpose of establishing the amount of compensation payable under this Agreement and the time when such compensation becomes payable, and in making such determination, shall analyze and consider the results of such medical or psychiatric findings as may be available. In regard to Disability, this Agreement constitutes an accident and health plan for Topol's benefit and the benefits payable hereunder are for the purpose of indemnifying him against his injury or illness.

          1.9   Early Retirement:  Retirement by Topol prior to his Normal
                ----------------
Retirement in accordance with Section 4.2 of the Corporate Retirement Plan.

          1.10  Effective Date:  The date hereof.
                --------------

          1.11  Normal Retirement:  Actual retirement by Topol from active
                -----------------
employment by the Company on or after December 1, 1989 (first day of the calendar month in which falls his 65th birthday), in accordance with Section 4.1 of the Corporate Retirement Plan.

          1.12  Supplemental Retirement Income:  The amount derived by
                ------------------------------
calculating the Supplemental Retirement Income Base less the annual Corporate Retirement Plan income.

          1.13  Severance:  For purposes of this Agreement, severance shall mean
                ---------
only one of the following circumstances:

                (a)  Severance for Cause:  Discharge of Topol from employment by
                     -------------------
the Company, or Topol's resignation at the request of the Board, where the reason for such action is (i) dishonest or fraudulent conduct by Topol which would constitute a basis for criminal charges and which would normally be considered as a matter of sound business practice to be so serious as to disqualify him from serving as Chairman of the Board of the Company (or a similar corporation), or (ii) a breach by Topol of his covenant under Section
3.2 hereof.

                (b)  Company Severance:  Topol's resignation at the request of
                     -----------------
the Board, removal of Topol as Chairman of the Board while still employed, or termination by action of the Board for his failure to fulfill the expectations of the Board in the capacity in which he is then employed, or for any reason not constituting the basis of another form of Severance under this Section 1.13.

          1.14  Change of Control:  A change of control of the Company following
                -----------------
the acquisition of beneficial ownership by any person or entity, or group of persons or entities and their affiliates acting in concert, of twenty-five percent (25%) or more of the voting securities of the Company, followed or accompanied by a change, over a twenty-four (24) month period, of twenty-five (25%) or more of the membership of the Board of Directors.

                The terms "beneficial ownership," "control" and "affiliate" for purposes hereof shall have the meanings set out in Regulations 12b-2 and 13d-3 as appropriate (17 CFR Sections 240.12b-2 and 240.13d-3, respectively) of the Securities and Exchange Commission, as the same may from time to time be amended.

ARTICLE II - COMPENSATION AND METHOD OF PAYMENT
-----------------------------------------------

          2.1 The Company agrees to pay Topol for so long as he shall be employed by the Company, or until the end of the fiscal year in which Topol reaches his 65th birthday, whichever shall occur first, a fixed salary payable in monthly installments at the end of each month (or at such other intervals and times as may be from time to time mutually satisfactory to the Board and Topol). Topol will receive a base salary the equivalent of $350,000 per annum. Topol's base salary will be adjusted by a minimum of $25,000 per annum effective August 1 of each year hereafter, until the termination of this Agreement.

          2.2 Upon Topol's Normal Retirement, Early Retirement or Disability Retirement, the Company, subject to the conditions set forth in this Agreement, shall pay Topol compensation in the respective amount determined in accordance with Sections 2.3, 2.4 or 2.5 hereof (whichever is applicable). Payment to Topol of the Supplemental Retirement Income will be in an actuarially equivalent form identical to the form of annuity approved by the Board as payable to Topol under
Section 4.6 of the Corporate Retirement Plan. The actuarial assumptions used in the Corporate Retirement Plan for purposes of determining actuarial equivalent forms of benefits payable thereunder will be used for purposes of determining actuarial equivalent benefits payable hereunder. Such compensation shall be paid to Topol on the first day of each calendar month, commencing with the first month following the termination of his employment. In the event of Death, any required payments shall be made to his Beneficiary (in monthly installments), commencing with the first day of the first month following the date after Death when the Company first becomes aware of the Beneficiary entitled to receive such payments. In the event Topol dies while actively in the employ of the Company leaving a surviving spouse, survivor's benefits will be payable as provided in Section 2.6. In the event of Severance, payments shall be made in accordance with Section 2.7 hereof.

          Notwithstanding anything contained in this Article II to the contrary, Topol is hereby guaranteed supplemental retirement income, depending on Topol's age at the time of Normal Retirement, Early Retirement, Death, Disability or Company Severance, which is the greater of (i) the form of annuity provided in the Addendum hereto or (ii) the results of the calculation of the Supplemental Retirement Income pursuant to Sections 2.3 through 2.7, together with any other payments specified in Sections 2.4 through 2.7 and 2.9 and the form of payment described in Section
2.8. Provided, however, that (i) the form of annuity provided in the Addendum hereto will be increased by the actuarial equivalent of any reduction after the Effective Date in the maximum benefit payable under the Corporate Retirement Plan and (ii) if Topol or his beneficiary receives the form of annuity provided in the Addendum on account of Death or Disability, Topol shall be deemed to have reached age 65 as of the date of such Death or Disability.

     In the event any payments are made pursuant to this Agreement because of a Change of Control, such payments shall be reduced to the extent, if any, required in order for any payment made hereunder not to be a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

     2.3  Normal Retirement:  Upon his Normal Retirement, Topol shall be
          -----------------
entitled to compensation under this Agreement in an aggregate amount equal to the Supplemental Retirement Income.

     2.4  Early Retirement:  Upon his Early Retirement, Topol shall be entitled
          ----------------
to compensation under this Agreement in an aggregate amount equal to the Supplemental Retirement Income. If during the 18-month period following a Change of Control Topol retires early, then Topol will be entitled to a continuance of base salary for a period of 24 months or until his Normal Retirement Date or Death, whichever shall first occur. At the end of such salary continuation period, Topol will be entitled to retirement payments as elsewhere herein provided, except that in such event the Supplemental Retirement Income Base shall be determined exclusive of the amounts payable during the salary continuation period.

     2.5  Disability:  In the event of the Disability of Topol while an active
          ----------
employee of the Company, he shall be entitled to compensation under this Agreement in an aggregate amount equal to the Supplemental Retirement Income; provided however, that for purposes of calculating the Supplemental Retirement Income in such event, Topol shall be deemed to have reached age 65 as of the date of Disability. In the event that Topol's Disability ceases, as determined by the Board, and he does not thereupon return to the employ of the Company, he shall be deemed to have taken Retirement as of the date of Disability, and all Disability payments shall be credited as Retirement benefits that otherwise would have been payable during such period of Disability. In the event that Topol's Disability ceases and he returns to the employ of the Company, all further obligations hereunder in regard to such Disability shall cease, and the Company shall thereafter have no obligation to make any further payments hereunder by reason of that particular Disability. In a case to which the preceding sentence applies, the prior disability payments shall not be offset against or limit this Agreement. Disability payments will not be considered as earnings nor will the period of Disability be considered in calculating any future payments under this Agreement.

     2.6   Death: In the event of Death while Topol is an active employee of the
           -----
Company or during the salary continuation period under Section 2.4 hereof, survivor's benefits will be payable to Topol's surviving spouse, for her life, in an amount equal to what she would have received had Topol retired on the date of his Death and selected to receive his retirement benefits hereunder in the form of a 50% Joint and Survivor Annuity as defined in Section 4.6 of the Corporate Retirement Plan. For purposes of calculating any retirement benefits payable pursuant hereto, Topol shall be deemed to have reached age 65 at the time of his Death. In addition, the Company agrees that it will either (i) maintain, so long as the Company is making payments to Topol pursuant hereto, the group life insurance coverage for Topol in effect as of the date of his Retirement or Company Severance or (ii) upon Topol's Death, pay to his Beneficiary a death benefit in an amount equivalent to the amount of group life insurance in effect for Topol as of the date of his Retirement or Company Severance.

     2.7   Severance:  Payment in the event of Severance shall be as described
           ---------
in the applicable paragraph set forth below:

           (a)  Severance for Cause:  There shall be no amount payable under
                -------------------
this Agreement, which shall terminate at the time of such Severance for Cause.

           (b)  Company Severance:  Topol shall be entitled to receive a
                -----------------
continuation of base salary for a period of 24 months (36 months in the event Company Severance is within 18 months following a Change of Control), but in no event beyond the earlier to occur of Topol's Normal Retirement Date or Death.
At the end of such salary continuation period Topol shall, for the purposes of this Agreement, be deemed to have retired and retirement benefits shall be payable as elsewhere herein provided, except that in such event the Supplemental
                                      ------
Retirement Income Base shall be determined exclusive of the amounts payable during the salary continuation period.

     2.8   Lump Sum Payment: Anything in this Agreement to the contrary
           ----------------
notwithstanding, in the event any two of the following events occur within any consecutive six month period, as determined by the Company's independent auditors, said events being:

           1. The ratio of current assets to current liabilities is less than 1.5:1 at the end of each of four consecutive calendar quarters; or

           2. All interest-bearing debt (short term and long term) exceeds eighty percent (80%) of shareholders' equity for each of four consecutive quarters; or

           3. The Company fails to make any profit before taxes for each of six consecutive calendar quarters;

Topol or his beneficiary in the case of Topol's earlier Death, shall be entitled, upon written request to the Board, to a lump sum payment of the then present value of the benefits that would thereafter otherwise be payable under this Agreement, based upon a life expectancy or expectancies under the mortality tables used by the Company's actuary in determining the Company's funding liability of the Corporate Retirement Plan, and discounted at the prime rate then in effect at Chase Manhattan Bank.

     2.9   Long-Term Incentive Plans:
           -------------------------

           (a)   Stock Options: In the event of Company Severance or Retirement
                 -------------
(Normal, Early or Disability), all outstanding stock options previously granted to Topol will become immediately exercisable to the extent permitted by the Company's stock option plans pursuant to which such options were granted and such options will be exercisable for a period of three years following Severance or Retirement; provided, however, that such options will not be exercisable later than the date preceding the tenth anniversary of the date on which the options were granted. To the extent that the terms of the Company's stock option plans do not allow Topol to exercise any portion of his outstanding options in the event of Severance or Retirement, Topol will be entitled to receive a cash payment equal to the excess, if any, of the fair market value of one share as of the date of such Severance or Retirement over the exercise price multiplied by the number of shares as to which the option is not exercisable.

                (b)   Long-term Executive Compensation Plan: In the event of
                      -------------------------------------
Company Severance or Retirement (Normal, Early or Disability), all earnings unit awards previously granted to Topol will become immediately vested for the entire three-year award cycle pursuant to which such earnings units were granted. Payment of any amount due will be paid to Topol or his Beneficiary as soon as possible after the end of each award cycle.

                (c)  Incentive Stock Award:  Topol is hereby granted a deferred
                     ---------------------
stock award equal to 100,000 shares (the "Shares") of the Company's common stock with such shares to be issued on March 15, 1988; provided, however, that if Topol sells any Shares of the Company's common stock during the six-month period prior to March 15, 1988, the Shares shall be issued on the date six months and one week after the date of such sale. The grant of the deferred stock award pursuant hereto shall be subject to the approval of the holders of the outstanding shares of the Company's common stock at the Company's next annual meeting, unless the Company has received an opinion of counsel that such approval is not required. The Company agrees that it shall loan Topol the amount of money necessary to enable Topol to pay all federal and state income taxes that may be owed by him with respect to his receipt of such shares of the Company's common stock. During the term of such loan, Topol shall pay interest thereon to the Company at the same rate available to the Company to borrow funds. Topol agrees to repay the loan, if any, made to him pursuant hereto before the earlier of (i) the thirtieth day after sale by Topol or his Beneficiary of any of the Shares or (ii) September 1, 1990. The loan shall be upon such other terms and conditions as shall be agreed upon in writing by Topol and the Human Resources and Compensation Committee of the Board of Directors of the Company.

                (d)   Registration Rights:   For a period of two years after the
                      -------------------
Shares are issued to Topol, the Company, upon the written request of Topol or his Beneficiary, as the case may be, shall promptly prepare and file a Registration Statement on Form S-3 or the then appropriate form to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), for resale by Topol or his Beneficiary. Topol agrees to supply in writing all information requested by the Company in relation to such Registration Statement. The Company will use its best efforts to have such Registration Statement declared effective under the 1933 Act and to keep such Registration Statement effective until all of the Shares registered thereby have been sold. If the Company registers the Shares under the 1933 Act prior to issuance to Topol, so that Topol or his Beneficiary is permitted to resell the Shares pursuant to Rule 144 promulgated under the 1933 Act, or any other applicable rule, without being required to hold the Shares for a two-year period, then the Company shall not be required to register the Shares pursuant to this Section 2.9(d) for resale by Topol or his Beneficiary.

ARTICLE III - CONDITIONS AS TO PAYMENT
--------------------------------------

        3.1 Topol agrees to continue to devote all of his time, attention, skill and efforts to the performance of duties in behalf of the Company so long as he shall be employed by the Company.

        3.2 In consideration of the Company's employment of Topol hereunder and the severance and retirement benefits provided for herein, Topol undertakes and agrees that during the period of his active employment by the Company, Topol will not have any other corporate affiliations without the written approval of the Board (but this restriction shall not apply to Topol's serving on the Board of any corporation which is not in the same industry as the Company and which is neither a supplier nor a customer of the Company). The Company acknowledges that Topol's position as a director of Contel Corporation is not in violation of this provision. During the period of such employment, and during an additional period of three (3) years after termination of this employment with the Company, for whatever reason, Topol will not, within the United States (the "Restricted Area"), without the written consent of the Board, directly or indirectly, for his own benefit, or for, with or through any person, firm or corporation, other than the Company, engage in the production, manufacture, sale or distribution of any products competitive with those manufactured or sold by the Company during his period of employment with the Company. Topol expressly acknowledges and agrees that the Company conducts and will conduct business in and throughout the entire Restricted Area and that Topol will perform his duties for the Company within and throughout the entire Restricted Area.

        3.3 Topol shall forever refrain from disclosing to unauthorized persons trade or business secrets or any other confidential information of the Company or any of its subsidiaries or affiliated companies.

        3.4 In the event that Topol shall fail to comply with any provision of this Agreement, including, without limitation, Topol's covenants in this Article III which are vital to the Company and without which the Company would not enter into this Agreement, the Company's obligation to make any further payment hereunder shall forthwith terminate, but Topol shall not have any obligation to repay the Company any payments theretofore made to him. It is understood and agreed that the Company's sole remedy in such event is termination of its obligation to make any further payments hereunder and that the Company shall have no right to have repaid to it any payments which have accrued up to and already been paid to Topol prior to the time of Topol's failure to comply with any provision hereof.

ARTICLE IV - BENEFIT PLAN
-------------------------

          So long as the Company is making payments to Topol pursuant hereto, the Company agrees that it will continue to furnish Topol with such medical insurance coverage as is being furnished Topol at the time of Company Severance or Retirement.

ARTICLE V - CONSOLIDATION, MERGER OR SALE OF ASSETS
---------------------------------------------------

          5.1 The Company agrees not to consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to any person, another corporation or any other entity, unless the resulting corporation or such other party shall expressly assume the Company's obligations under this Agreement, and upon such assumption, Topol and such resulting corporation or other party shall become obligated to perform the terms and conditions hereof. It is understood and agreed, however, that in the event of any such transaction, this Agreement does not require that Topol continue as or be designated as Chairman of the Board of such resulting corporation or other party, and his employment duties thereafter shall be such as are agreed upon or prescribed by the appropriate parties at that time. However, in no event will Topol's base salary or annual target bonus be reduced during the period of this Agreement.

ARTICLE VI - CONTINUED EMPLOYMENT
---------------------------------

          6.1 This Agreement does not constitute an agreement on the part of the Company to employ Topol until his date of Normal Retirement, Early Retirement, Disability, Death or Severance, nor does it constitute an agreement by Topol to continue in the employment of the Company until such time. Either party hereto may terminate the employment of Topol by the Company on ninety (90) days prior written notice to the other party (which notice may be waived), and such termination shall constitute Company Severance.

          Topol shall give the Company at least six months advance written notice of his intention to retire.

ARTICLE VII - ADMINISTRATION AND MISCELLANEOUS
----------------------------------------------

          7.1 This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, heirs, successors, assigns and Beneficiary.

          7.2 Notwithstanding anything in Section 7.1 hereof to the contrary:
(a) except as expressly authorized pursuant to this Agreement, neither this Agreement nor any right or interest under this Agreement shall be transferred, assigned or encumbered by Topol or by his Beneficiary without the Company's prior written consent; (b) except as expressly authorized by this Agreement, none of the benefits hereunder may be subject to anticipation, alienation, encumbrance, assignment or judgements nor shall they be transferred by law in the event of Topol's insolvency or bankruptcy or the appointment of a receiver on his behalf or in regard to any of his assets; and (c) except in regard to a transaction described in Section 5.1 above, this Agreement shall not be assignable by the Company.

          7.3 Neither Topol nor any Beneficiary who is a member of the Board shall participate in any decision of the Board as to any matter concerning this Agreement including, without limitation, any determination of payment of any sum under this Agreement.

          7.4 If any difference shall arise between the Company and Topol or his Beneficiary as to the interpretation or operation of this Agreement, such difference shall be settled by arbitration in the manner provided by Title 9, Chapter 9, Article I of the Official Code of Georgia Annotated, as amended and in effect at such time, or any statute of similar import in effect at such time. If such Code then contains no arbitration provisions, each party shall select an arbitrator; the two arbitrators selected by the parties shall select a third arbitrator; and the decision of a majority of the arbitrators so selected shall be final and binding on all parties concerned. The expense of arbitration under either of the procedures set forth above shall be paid equally by the parties to the arbitration.

          7.5 This Agreement having been executed and delivered in the State of Georgia, its validity, interpretation, performance and enforcement shall be governed by the laws of that State.

          7.6 This Agreement contains the entire agreement between the parties hereto relating to the matters provided herein, and supersedes any and all prior agreements between the parties, whether written or oral, in regard to any matter provided herein.

         7.7 No amendment, revision or modification of this Agreement shall be valid unless the same is set forth in writing and signed by both parties hereto.

         7.8 In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical, temporal and activity restrictions contained herein) shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be construed as a waiver of any subsequent breach of the same or any other covenant, term or provision.

         7.9 None of the remedies conferred upon any of the parties is intended to be exclusive of any other remedy, and each and every such remedy shall be in addition to, and not in limitation of or substitution for, every other remedy available at law or in equity or by statute or otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals affixed hereto as of the day and year first above written.

                                 SCIENTIFIC-ATLANTA, INC.

(CORPORATE SEAL)

                                 By: /s/ James V. Napier
                                    -------------------------------
                                    James V. Napier, Chairman,
                                    Human Resources and Compensation
                                    Committee of the Board of Directors

ATTEST:

/s/ David A. Eggers
----------------------------
Secretary

                                     /s/ Sidney Topol              (SEAL)
                                     ------------------------------
                                     Sidney Topol

                                   Addendum

                                 SUPPLEMENTAL
                                  RETIREMENT
                                  ----------

                  SINGLE
                   LIFE                  50% J&S                 100% J&S
   AGE            ANNUITY                ANNUITY                  ANNUITY
---------        ---------              ---------               ---------

   62            $172,170               $153,403                $138,425
   63            $208,820               $185,015                $166,261
   64            $235,850               $207,548                $185,614
   65 and        $271,260               $237,624                $211,041
   beyond